                     Shopko Stores, Inc. and Subsidiaries
              Exhibit 11 - Computation of Earnings Per Common and
                            Common Equivalent Share
                     (In Thousands, Except Per Share Data)

                                         First Half as of                          Fiscal Years Ended
                         ------------------------------------------------------------------------------------
                             September 7,      September 9,     February 24,     February 25,    February 26,
                                1996              1995              1996              1995          1994
                             (28 Weeks)         (28 Weeks)       (52 Weeks)       (52 Weeks)      (52 Weeks)
                         ------------------------------------------------------------------------------------
PRIMARY:
Net earnings
                              $    9,681        $    7,237        $   38,439        $  37,790        $  32,122
                              ==========        ==========        ==========        =========        =========
Weighted average number of
  outstanding common shares       32,052            32,005            32,005           32,014           32,001

Number of common shares
  issuable assuming exercise
  of stock options                   420                36                51                4
                              ----------        ----------        ----------        ---------        ---------
Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming primary                32,472            32,041            32,056           32,018           32,001
                              ==========        ==========        ==========        =========        =========

Net earnings per common
  share - primary (1)         $     0.30        $     0.23        $     1.20        $    1.18        $    1.00
                              ==========        ==========        ==========        =========        =========

FULLY DILUTED:
Net earnings                  $    9,681        $    7,237        $   38,439        $  37,790        $  32,122
                              ==========        ==========        ==========        =========        =========

Weighted average number of
  outstanding common shares       32,052            32,005            32,005           32,014           32,001

Number of common shares
  issuable assuming exercise
  of stock options                   611               121                73                4                8
                              ----------        ----------        ----------        ---------        ---------

Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution          32,663            32,126            32,078           32,018           32,009
                              ==========        ==========        ==========        =========        =========

Net earnings per common
  share - assuming full
  dilution (1)                $     0.30        $     0.23        $     1.20        $    1.18        $    1.00
                              ==========        ==========        ==========        =========        =========

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.